WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


             Date of Report   (Date of earliest event reported):
                             February 4, 2004



                                   CACHE INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



    Florida                        0-10345                59-1588181
-----------------          ----------------------      ----------------
(State or other           (Commission File Number)     (IRS Employer
 jurisdiction of                                        Identification
 incorporation)                                          Number)



                     1440 Broadway, New York, NY 10018
                  ----------------------------------------
                  (Address of principal executive offices)


               Registrant's telephone number: (212) 575-3200



ITEM 5. OTHER EVENTS

     See the attached press release, which is incorporated herein by reference, regarding Fiscal 2003 earnings, filed as Exhibit 99.1

ITEM 12. FINANCIAL STATEMENTS AND EXHIBITS

     (1) Financial Statements of Businesses Acquired
         None

     (2) Pro Forma Financial Information
         None

     (3) Exhibits
         99.1 Press release issued by Cache, Inc. on February 4, 2004

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 4, 2004                         CACHE INC.


                               By: /s/ Brian Woolf
                                  --------------------------------------------
                                  Brian Woolf
                                  On behalf of Cache, Inc. and his capacity as
                                  Chairman and Chief Executive Officer
                                  (Principal Executive Officer)


                               By: /s/ Thomas E. Reinckens
                                  --------------------------------------------
                                  Thomas E. Reinckens
                                  On behalf of Cache, Inc. and in his capacity
                                  as President and Chief Operating Officer
                                  (Principal Financial and Accounting Officer)

                               INDEX OF EXHIBITS


Exhibit                          Description                      Page
-------              ----------------------------------           ----
99.1                 Press Release issued by Cache Inc.             5
                     on February 4, 2004

                              FEBRUARY 4, 2004

                          FOR IMMEDIATE RELEASE
                                CACHE, INC.
                    NASDAQ COMMON STOCK SYMBOL CACH.


           CACHE REPORTS RECORD FISCAL 2003 EARNINGS OF $1.13 PER SHARE Company Reports Record Sales and Earnings for 2003; Exceeding Expectations
          Company Introduces Fiscal 2004 Guidance Range of $1.28 -$1.31

     New York, New York - February 4, 2004 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 255 stores open, reported results for the thirteen and fifty-two week periods ended December 27, 2003.

For the thirteen week period ended December 27, 2003:
     * Net sales rose by 10.1% to $64.6 million compared to $58.7 million in 2002 and comparable store sales gained 4%;
     * Operating income increased by 28.5% to $8.7 million, or 13.5% of net sales, as compared to $6.8 million, or 11.6% of net sales in 2002;
     * Net income grew by 31.6% to $5.3 million, or 8.2% of net sales, as compared to $4.0 million, or 6.9% of net sales in 2002; and
     * Diluted earnings per share increased by 21.4% to $0.51 compared to $0.42 in 2002; exceeding the First Call consensus estimate of $0.49.

     Mr. Brian Woolf, Cache's Chairman commented: "Fiscal 2003 was a very rewarding year for Cache, Inc. We reported record earnings for both the fourth quarter and year, exceeding both internal and external expectations. For 2003, net income rose 24%. We also achieved a 240 basis point increase in gross profit margin, with this improvement surpassing our targeted goal. Our performance demonstrates the success of the many merchandising and marketing initiatives we have implemented. Clearly, our unique store format and compelling offerings have made Cache and Lillie Rubin destinations for women shoppers across the country."

For the fifty-two week period:
     * Net sales rose by 8.0% to $216.3 million compared to $200.3 million in 2002 and comparable store sales gained 3%;
     * Operating income increased by 25.1% to $17.9 million, or 8.3% of net sales compared to $14.3 million, or 7.1% of net sales, in 2002;
     * Net income grew by 24.0% to $11.1 million, or 5.1% of net sales compared to $8.9 million, or 4.5% of net sales in 2002; and
     * Diluted earnings per share increased by 21.5% to $1.13 compared to $0.93 in 2002; exceeding the First Call consensus estimate of $1.09.

Additionally, during 2003 the Company:
     * Opened 22 Cache and 2 Lillie Rubin stores and at year-end operated 255 stores in 42 states;
     * Completed 18 remodels with 30% of its Cache store base in the new store format at year-end;
     * Introduced sportswear in its Lillie Rubin stores, which has prompted an accelerated store opening plan in Fiscal 2004:



     Gross profit in the fourth quarter rose by 19.2% to $30.4 million, or 47.0% of net sales, compared to $25.5 million, or 43.4% of net sales, in the fourth
quarter of 2002.   The improvement in gross profit margin resulted from
increased merchandising margins mainly attributed to sourcing improvements. In total, operating expenses were $21.6 million, or 33.5% of net sales compared to $18.7 million, or 31.8% of net sales in the fourth quarter of 2002.

     Fiscal year gross profit rose by 14.0% to $95.5 million, or 44.2% of net
sales, compared to $83.8 million, or 41.8% of net sales, in fiscal 2002.   In
total, operating expenses were $77.6 million, or 35.9% of net sales compared to $69.5 million, or 34.7% of net sales in Fiscal 2002.

     The Company's balance sheet remained strong. At December 27, 2003, cash and marketable securities totaled $36.6 million, rising $11.9 million from $24.7 million at December 28, 2002. Inventory was on plan and current at $26.7 million, as compared to $22.1 million at December 28, 2002. Of the 21.1% rise in inventory, 11% was due to the growth in new stores with the remaining increase planned given that the Company operated at unusually low inventory levels in the year ago period. Working capital increased by $14.3 million to $41.0 million from $26.7 million at December 28, 2002.

     Mr. Woolf added: "As we look ahead, we remain excited and enthusiastic about our prospects in the current year and beyond. Increasing our confidence in the near term is the 10% increase we reported for January comparable store sales. This gain reflects a strong start to the year with robust results recorded across all merchandise categories. Over the long term, we continue to believe that we are in the beginning stages of our expansion and expect the platform we have created to enable us to report sustained growth and enhance shareholder value well into the future."



		A table summarizes financial results follows:


                              Fifty-Two Weeks Ended       Thirteen Weeks Ended
                              ---------------------       --------------------
                               Dec. 27,    Dec. 28,       Dec. 27,    Dec. 28,
                                 2003        2002           2003        2002
                              ---------   ---------       --------    --------
                               ($ Thousands, except for per share data)

Sales                         $ 216,256   $ 200,315       $  64,622   $ 58,704
Operating income              $  17,905   $  14,313       $   8,720   $  6,785
Net income                    $  11,089   $   8,941       $   5,293   $  4,022
Basic earnings per share      $    1.17   $    0.98       $    0.53   $   0.44
Diluted earnings per share    $    1.13   $    0.93       $    0.51   $   0.42
Basic weighted average
     shares outstanding       9,504,000   9,100,000       9,970,000   9,100,000
Diluted weighted average
     shares outstanding       9,814,000   9,632,000      10,313,000   9,632,000


Guidance
--------

     The Company estimates Fiscal 2004 net sales in the range of $250 million
to $260 million compared to $216.3 million in Fiscal 2003.   Fiscal 2004 diluted
earnings per share is currently estimated in the range of $1.28 to $1.31 compared to $1.13 in Fiscal 2003. For the first quarter, the Company estimates net revenues to range between $55 million and $57 million compared to $48.1 million in the first quarter of Fiscal 2003. The Company estimates first quarter 2004 diluted earnings per share in the range of $0.24 to $0.26, compared to $0.17 in the first quarter of Fiscal 2003.

Store opening plans
-------------------

     The Company also noted that it plans to open 35 Cache and 10 Lillie Rubin stores for a total of 45 new stores planned for Fiscal 2004. Currently, the Company plans to open between 15 and 20 stores in the first half of the year, including a Cache store located in The Shops at Columbus Circle, New York. At year-end 2004, the Company expects to operate 300 stores, expanding square footage by approximately 18% to 600,000 square feet.

January, 2004 comparable store sales
------------------------------------

     Separately, the Company announced January 2004 comparable store sales. Comparable store sales (sales for stores open at least one year or more) increased 10% during the four week January 2004 period, as compared to the same period in 2003. Total revenues for the four-week period ended January 25, 2004 increased $1.9 million, or 15.2% to $14.3 million.


     Interested stockholders and other persons are invited to listen to the fourth quarter earnings conference call scheduled for today, Wednesday, February 4, 2004 at 8:00 a.m. Eastern Time. To participate in Cache's conference call dial 1-877-692-2592 approximately five minutes prior to the 8:00am Eastern start time. The call will also be broadcast live over the Internet at http://www.cache.com. An online archive will be available immediately following the call and will be accessible until February 11, 2004.

	Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise trends, competition and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.


                        Financial Tables Follow:


     For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018,
(212) 575-3246.


                                   CACHE, INC. AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS



 <s>                                                    December 28,         December 28,
  A S S E T S                                              2002                 2003
                                                      --------------       --------------

  CURRENT ASSETS                                     <c>                  <c>
          Cash and equivalents                        $   10,287,000       $   16,838,000
          Marketable securities                           14,392,000           19,746,000
          Receivables, net                                 2,677,000            4,533,000
          Notes receivable from related parties              321,000                ---
          Inventories                                     22,065,000           26,724,000
          Deferred income taxes and other tax assets         271,000              936,000
          Prepaid expenses                                 1,020,000            1,239,000
                                                      --------------       --------------
  Total Current Assets                                    51,033,000           70,016,000


  EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET               18,553,000           25,010,000

  OTHER ASSETS                                               817,000              873,000
  DEFERRED INCOME TAXES, NET                                 349,000                ---
                                                      --------------       --------------

  Total Assets                                        $   70,752,000       $   95,899,000
                                                      ==============       ==============


  LIABILITIES AND  STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
          Accounts payable                            $   11,988,000       $   14,411,000
          Accrued compensation                             3,629,000            4,674,000
          Accrued liabilities                              8,762,000            9,897,000
                                                      --------------       --------------
  Total Current Liabilities                               24,379,000           28,982,000


  OTHER LIABILITIES                                        1,081,000            1,088,000
  DEFERRED INCOME TAXES,  net                                  ---                687,000


  STOCKHOLDERS' EQUITY
         Common stock                                         91,000              100,000
         Additional paid-in capital                       19,609,000           28,361,000
         Retained earnings                                25,592,000           36,681,000
                                                      --------------       --------------
  Total Stockholders' Equity                              45,292,000           65,142,000
                                                      --------------       --------------

  Total Liabilities and Stockholders' Equity          $   70,752,000       $   95,899,000
                                                      ==============       ==============





                                   CACHE, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF INCOME
                                 FOR THE FIFTY - TWO WEEKS ENDED


                                                       December 28,         December 27,
                                                            2002                2003
                                                      --------------       --------------
  NET SALES                                           $  200,315,000       $  216,256,000

  COST OF SALES, including occupancy and buying costs    116,510,000          120,732,000
                                                      --------------       --------------

  GROSS PROFIT                                            83,805,000           95,524,000
                                                      --------------       --------------

  EXPENSES
     Store operating expenses                             57,303,000           63,545,000
     General and administrative expenses                  12,189,000           14,074,000
                                                      --------------       --------------
         TOTAL EXPENSES                                   69,492,000           77,619,000
                                                      --------------       --------------

  OPERATING INCOME                                        14,313,000           17,905,000
                                                      --------------       --------------


  OTHER INCOME
      Interest  income                                       260,000              259,000
      Miscellaneous income (net)                               ---                 14,000
                                                      --------------       --------------
         TOTAL OTHER INCOME                                  260,000              273,000
                                                      --------------       --------------

  INCOME BEFORE INCOME TAXES                              14,573,000           18,178,000

  INCOME TAX PROVISION                                     5,632,000            7,089,000
                                                      --------------       --------------

  NET INCOME                                          $    8,941,000       $   11,089,000
                                                      ==============       ==============




  BASIC AND  DILUTED EARNINGS PER SHARE:

  BASIC  EARNINGS PER SHARE                                    $0.98                $1.17
                                                      ==============       ==============

  DILUTED EARNINGS PER SHARE                                   $0.93                $1.13
                                                      ==============       ==============


  BASIC WEIGHTED AVERAGE  SHARES OUTSTANDING             9,100,000            9,504,000
                                                      ==============       ==============

  DILUTED WEIGHTED AVERAGE  SHARES OUTSTANDING           9,632,000            9,814,000
                                                      ==============       ==============



  NUMBER OF STORES OPEN AT END OF PERIOD                    234                  255
                                                      ==============       ==============




                                 CACHE, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF INCOME
                                 FOR THE THIRTEEN WEEKS ENDED


                                                       December 28,         December 27,
                                                            2002                 2003
                                                      --------------       --------------
  NET SALES                                           $   58,704,000       $   64,622,000

  COST OF SALES, including occupancy and buying costs     33,242,000           34,271,000
                                                      --------------       --------------

  GROSS PROFIT                                            25,462,000           30,351,000
                                                      --------------       --------------

  EXPENSES
     Store operating                                      15,733,000           17,462,000
     General and administrative                            2,944,000            4,169,000
                                                      --------------       --------------
         TOTAL EXPENSES                                   18,677,000           21,631,000
                                                      --------------       --------------

  OPERATING INCOME                                         6,785,000            8,720,000
                                                      --------------       --------------


  OTHER INCOME
      Interest  income                                        41,000               68,000
      Miscellaneous income                                     ---                  ---
                                                      --------------       --------------
         TOTAL OTHER INCOME                                   41,000               68,000
                                                      --------------       --------------

  INCOME BEFORE INCOME TAXES                               6,826,000            8,788,000

  INCOME TAX PROVISION                                     2,804,000            3,495,000
                                                      --------------       --------------

  NET INCOME                                          $    4,022,000       $    5,293,000
                                                      ==============       ==============



  BASIC AND  DILUTED EARNINGS PER SHARE:

  BASIC  EARNINGS PER SHARE                                    $0.44                $0.53
                                                      ==============       ==============

  DILUTED EARNINGS PER SHARE                                   $0.42                $0.51
                                                      ==============       ==============


  BASIC WEIGHTED AVERAGE  SHARES OUTSTANDING             9,100,000            9,970,000
                                                      ==============       ==============

  DILUTED WEIGHTED AVERAGE  SHARES OUTSTANDING           9,632,000           10,313,000         9,218,000
                                                      ==============       ==============



  NUMBER OF STORES OPEN AT END OF PERIOD                    234                   255
                                                      ==============       ==============